UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2017

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33458 (Commission File Number)	75-3236470 (I.R.S. Employer Identification No.)

10000 Innovation Drive Dayton, Ohio (Address of Principal Executive Offices)	45342 (Zip Code)

Registrant’s telephone number including area code: (866) 548-8348

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2015, Teradata Corporation (the “Company”) filed a Current Report on Form 8-K reporting that the services of its former Co-President, Herman Wimmer, as an executive officer of the Company had been terminated as of December 1, 2015. This Amendment No. 1 to Form 8-K is being filed to report that, on March 31, 2017, pursuant to an order issued by the Augsburg Labour Court in Germany (the “German Court”) at a hearing which took place on March 29, 2017, the Company and Teradata GmbH, a subsidiary of the Company located in Germany (together, “Teradata”), have complied with the terms of a settlement with Mr. Wimmer provided and approved by the court, the complete terms of which are attached hereto as Exhibit 10.1 and are incorporated herein by reference (the “Settlement Terms”).

Following his termination, Mr. Wimmer had filed a legal action against Teradata with the German Court on March 21, 2016, claiming, among other things, that his termination was invalid under German labor law and seeking the grant of equity awards in the amount of €2.5 million or payment of the corresponding cash amount. The Settlement Terms resolve that entire action, and the German Court has issued an order requiring Teradata and Mr. Wimmer to comply with the Settlement Terms.

The Settlement Terms provide that Mr. Wimmer’s employment with Teradata terminated effective March 31, 2017, and require Teradata to provide Mr. Wimmer with severance and other benefits, as summarized below. The Settlement Terms also provide that, upon satisfaction of such terms, neither Mr. Wimmer nor Teradata will have any further claims, whether monetary or otherwise, against the other arising out of the employment relationship and its termination, regardless of the legal grounds, known or unknown. The following summary of the Settlement Terms does not purport to be complete and is subject to and qualified in its entirety by reference to Exhibit 10.1.

Pursuant to the Settlement Terms, Mr. Wimmer received the following payments and benefits in accordance with German law: (i) for the 12-month period from April 1, 2016 through March 31, 2017 (the “Notice Period”), he received his annual base salary of €486,510.00 and his prorated bonus of €545,864.00 + €133,790.25 under the applicable Teradata annual incentive plan; (ii) a severance payment in the amount of $3,060,000.00 gross; and (iii) a car allowance through the end of the Notice Period, a housing allowance through the end of the applicable lease term (July 15, 2017), and expatriate benefits (including transition relocation expenses) through the end of the Notice Period. The Settlement Terms also provide that Mr. Wimmer will receive no equity award for 2015 or for the Notice Period (though his outstanding equity will continue to vest until the end of the Notice Period).

In addition, Mr. Wimmer has agreed to comply with, among other things, certain non-solicitation and non-competition restrictive covenants.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Settlement Terms issued by Augsburg Labour Court with respect to Teradata Corporation, Teradata GmbH and Hermann Wimmer dated March 29, 2017 and entered as of April 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

By:	/s/ Laura K. Nyquist
	Name:	Laura K. Nyquist
	Title:	General Counsel and Secretary

Dated: April 6, 2017

Index to Exhibits

Exhibit No.	Description

10.1	Settlement Terms issued by Augsburg Labour Court with respect to Teradata Corporation, Teradata GmbH and Hermann Wimmer dated March 29, 2017 and entered as of April 4, 2017.